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Exhibit 21.1

SUBSIDIARIES OF CURRENT MEDIA, INC.

Name of Subsidiary	Jurisdiction of Incorporation
Current TV, LLC	Delaware
Current International, LLC	Delaware

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  Exhibit 21.1
SUBSIDIARIES OF CURRENT MEDIA, INC.